Exhibit 10.1

FOURTH AMENDMENT AND CONSENT TO AMENDED AND RESTATED

REVOLVING LOAN AGREEMENT

This Fourth Amendment and Consent to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of October 31, 2007 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.

RECITALS

WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);

WHEREAS, Borrower desires, and the Lenders and the Administrative Agent are willing, to amend the Loan Agreement and to consent to the Esmark Merger (as hereinafter defined), upon and subject to the conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Section 3.31 to the Loan Agreement is hereby amended by deleting the text “and Monessen Southwestern Railway” in the second line therein and substituting therefor the text “, Monessen Southwestern Railway and Metal Centers”.

(b) Section 5.7 to the Loan Agreement is hereby amended by deleting the text “either Consumers Mining or Monessen Southwestern Railway” in the second line of clause (c) thereof and substituting therefor the text “any of Consumers Mining, Monessen Southwestern Railway or Metal Centers”.

(c) Section 6.6 to the Loan Agreement is hereby amended by amending and restating clause (d) thereof in its entirety to read as follows:

“(d) the Borrower may make Restricted Payments to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director compensation and legal and accounting services) not to exceed $2,500,000 in any Fiscal Year, (ii) pay fees and expenses incurred in connection with the Esmark Merger not to exceed $8,000,000 in the aggregate, (iii) make Restricted Payments to New Esmark to permit New Esmark to pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director and executive employee compensation and legal, financial advisor and accounting services and the leasing of executive office space) not to exceed $1,000,000 in Fiscal Year 2007 and (iv) pay any taxes that are due and payable by New Esmark, Holdings and the Borrower as part of a consolidated group.”

(d) New Section 6.18 to the Loan Agreement is hereby inserted immediately following Section 6.17 thereof to read as follows:

“Section 6.18. Equity Rights Offering. Prior to the funding of the Equity Rights Contribution, permit the Surviving Entity to make any payments in respect of the Esmark Merger Put Right or to pay any fees or expenses in connection with the Esmark Merger.”

(e) Section 8.1 to the Loan Agreement is hereby amended as follows:

(i) By amending and restating clause (k) thereof in its entirety to read as follows:

“(k) (i) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than United Steelworkers of America (together with any trustee or entity appointed thereby to hold common stock of Holdings on its behalf, including the VEBA Trust, (the “Union”) or, upon the consummation of the Esmark Merger, New Esmark, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity or (B) the Union shall (I) vote or have the ability to vote more than 27% of the outstanding common stock of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity in any election of one or more directors of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity or (II) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity, provided that it shall not be an Event of Default hereunder if the Union shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings or, upon the consummation of the Esmark Merger, the Surviving

Entity so long as (I) the acquisition of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity common stock (or rights to acquire Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity common stock) which causes the Union’s beneficial ownership to exceed 40% (and each acquisition of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity common stock by the Union thereafter) is made directly from Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity and (II) the Union’s beneficial ownership does not at any time equal or exceed 50% of the outstanding common stock of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity; (ii) the board of directors of Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity shall cease to consist of a majority of Continuing Directors; or (iii) Holdings or, upon the consummation of the Esmark Merger, the Surviving Entity shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Security Agreement); or”

(ii) By inserting in clause (l) thereof the text “(including those underlying obligations for which Restricted Payments may be made to Holdings pursuant to Section 6.6)” at the conclusion of subclause (ii)(z) therein.

(iii) Inserting new clause (q) therein immediately following clause (p) thereof to read as follows:

“(q) Upon the consummation of the Esmark Merger, New Esmark shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Holdings and the surviving entity in the merger of Esmark Incorporated, a Delaware corporation and Clayton Merger, Inc., a Delaware corporation, such surviving entity to be renamed “Esmark Steel Services Group, Inc.” (“Esmark Services”), (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents, the loan documents relating to the Term Loan Agreement to which it is a party, the Series A Notes and the Series B Notes and the Esmark Loan Agreement and the loan documents related thereto and (z) obligations with respect to its Capital Stock (including those underlying obligations for which Restricted Payments may be made to New Esmark pursuant to Section 6.6), or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by Holdings in accordance with Section 6.6 pending application in the manner contemplated by said Section or made by Esmark Services in accordance with the Esmark Loan Agreement as in effect on the Fourth

Amendment Effective Date and as the same may be amended with the prior written consent of the Administrative Agent) and cash equivalents) other than the ownership of shares of Capital Stock of Holdings or Esmark Services or the lease of executive office space (and the lease or ownership of office equipment therefor) as contemplated pursuant to Section 6.6; or”

(f) The following definitions contained in Annex A to the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Guarantee Agreements” means the collective reference to each of the guarantee agreements executed by Holdings, WP Steel Venture and each other Subsidiary Guarantor, and, upon the consummation of the Esmark Merger, New Esmark, substantially in the form of Exhibit D.

“Guarantors” means the collective reference to Holdings, WP Steel Venture and the Subsidiary Guarantors and, upon the consummation of the Esmark Merger, New Esmark.

“Holdings” has the meaning ascribed thereto in the recitals of this Agreement; provided, that upon the consummation of the Esmark Merger, “Holdings” shall be the Surviving Entity.

“Inactive Subsidiary” means a Subsidiary which (i) owns no assets (other than, in the case of Metal Centers, its existing ownership on the Fourth Amendment Effective Date of interests in two joint ventures, the aggregate value of which shall be at all times less than $2,000,000), (ii) engages in no business (other than, in the case of Metal Centers, incident to its ownership of such interests in such joint ventures) and (iii) has no Indebtedness.

“Subsidiary Guarantors” means the collective reference to all Subsidiaries of Holdings other than the Borrower and the Inactive Subsidiaries.

(g) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order therein:

“Capital Infusion Notes” means the Senior Subordinated Unsecured Convertible Promissory Notes in an original principal amount of $50,000,000 dated as of March 16, 2007 and incurred by Holdings to evidence the Capital Infusion (as defined in the Second Amendment).

“Equity Purchase Rights” means the right of the holders of Capital Stock of Holdings to purchase additional shares of Capital Stock of New Esmark for cash in connection with the Esmark Merger in an aggregate amount not to exceed $200,000,000.

“Equity Rights Contribution” means the gross proceeds of the Equity Purchase Rights received by New Esmark, including, without limitation, amounts received pursuant to the Standby Purchase Agreement.

“Esmark Loan Agreement” means the $150,000,000 Credit Agreement dated as of April 30, 2007 among Esmark Incorporated, certain subsidiaries of Esmark Incorporated, the banks and other financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Co-Collateral Agent and General Electric Capital Corporation, as Co-Collateral Agent, as the same may be amended with the prior written consent of the Administrative Agent.

“Esmark Merger” has the meaning ascribed to it in the Fourth Amendment.

“Esmark Merger Put Right” has the meaning ascribed to it in the Fourth Amendment.

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Revolving Loan Agreement dated as of October 31, 2007 by and among Borrower, Holdings, Administrative Agent and certain Lenders.

“Fourth Amendment Effective Date” has the meaning ascribed to it in the Fourth Amendment.

“Metal Centers” means Metal Centers L.L.C., a Delaware limited liability company.

“New Esmark” means Clayton Acquisition Corporation, a Delaware corporation to be renamed “Esmark Incorporated” in the Esmark Merger, and the corporate parent of WPC Merger.

“Standby Purchase Agreement” means a standby purchase agreement to be entered into between New Esmark and Franklin Mutual Advisors, LLC, as agent for certain funds identified therein (such funds, collectively, the “Standby Purchasers”) in connection with the Esmark Merger providing for the purchase for cash by the Standby Purchasers of shares of Capital Stock of New Esmark in an aggregate amount equal to the difference between (i) the proceeds received by New Esmark from the Equity Purchase Rights and (b) $200,000,000.

“Surviving Entity” means the surviving entity of the Esmark Merger between Holdings and WPC Merger.

“WPC Merger” means Wales Merger Corporation, a Delaware corporation, and a wholly-owned subsidiary of New Esmark.

(h) Annex A to the Loan Agreement is hereby amended by inserting the text “; provided, that upon the consummation of the Esmark Merger, such date shall be December 31, 2007” at the conclusion of clause (a) of the definition of “Commitment Termination Date”.

(i) Annex A to the Loan Agreement is hereby amended by inserting the text “, or in the case of Borrower’s interest in the Coke Plant Joint Venture, September 29, 2005, each” in the definition of “JV Pledge Agreements” immediately following the text “July 31, 2003” in the second line thereof.

(j) Annex G to the Loan Agreement is hereby amended by deleting the proviso located at the conclusion of clause (a)(ii) therein and substituting therefor the following:

“; provided further, that solely for purposes of the calculation of the Borrowing Availability in this clause (ii), for the period beginning on the Fourth Amendment Effective Date and ending upon the earlier of (A) 45 days after the Fourth Amendment Effective Date and (B) 5 Business Days after the consummation of the Esmark Merger, the Maximum Amount shall be increased from $265,000,000 to $275,000,000, so long as: (1) the amount of the Borrowing Base (excluding, solely for purposes of this calculation, the Inventory Cap) shall exceed $285,000,000 at all times during such period; or (2) if the amount of such Borrowing Base calculation shall be equal to or less than $285,000,000 at any time during such period, then the Borrowing Availability (based on such Borrowing Base calculation) at all such times shall be equal to or greater than $60,000,000.”

2. Consent. Notwithstanding any provision in the Loan Agreement to the contrary, Administrative Agent and Lenders hereby consent to (a) the merger, combination or consolidation of or by Holdings within or into WPC Merger (the “Esmark Merger”), with Holdings or WPC Merger as the surviving entity, and (b) the amendment and prepayment of the Capital Infusion Notes as provided in clause (ii) below, in each case, so long as the following conditions are satisfied on terms satisfactory to Administrative Agent in its sole discretion:

(i) the Esmark Merger to occur on or prior to November 30, 2007;

(ii) Administrative Agent shall have received evidence satisfactory to it in its sole discretion that arrangements have been made to cause the proceeds of the Equity Rights Contribution, less (A) all cash payments to be made by New Esmark to the holders of the Capital Stock of the Surviving Entity in connection with any right of such holders to put to New Esmark the Capital Stock of New Esmark received by such holders in the Esmark Merger (the “Esmark Merger Put Right”), and (B) amounts, in an aggregate not to exceed $10,000,000, either previously contributed by New Esmark to the Surviving Entity or advanced by any Subsidiary of New Esmark (other than the Surviving Entity and its Subsidiaries) to the Surviving Entity or any of its Subsidiaries, to be applied, not later than 5 Business Days following the consummation of the Esmark Merger, to prepay the Loans in accordance with Section 1.3(d); provided, that notwithstanding the foregoing, Holdings may amend certain Capital Infusion Notes having an outstanding principal amount not to exceed $5,000,000 to permit such Capital Infusion Notes to survive the Esmark Merger and to increase the coupon on such Convertible Debt, and the Surviving Entity may repay, following prepayment of the Loans as set forth in this clause (ii) above, from such proceeds (or from other amounts contributed to the Surviving Entity by New Esmark or advanced by an Subsidiary of New Esmark (other than the Surviving Entity and its Subsidiaries) to the Surviving Entity or any of its Subsidiaries) up to $5,000,000 in the principal amount of such outstanding Capital Infusion Notes, together with up to $300,000 of accrued and unpaid interest thereon;

(iii) the holders of all Plan of Reorganization Indebtedness and such other permitted secured and unsecured creditors of the Borrower or the Surviving Entity, whose consent is required for the effectiveness of the Esmark Merger (other than holders of Indebtedness which is converted or exchanged for Capital Stock of New Esmark), shall consent to the Esmark Merger and agree to maintain their Indebtedness with the applicable Credit Party, on terms satisfactory to Administrative Agent;

(iv) the Administrative Agent shall have received such evidence satisfactory to it that the Collateral Agent or Administrative Agent, as applicable (for the benefit of Administrative Agent and Lenders) has a valid and perfected first priority security interest in the Current Asset Collateral of the Surviving Entity and its Subsidiaries (other than any Inactive Subsidiary) and in the assets of New Esmark of the same type as the Current Asset Collateral, and a valid and perfected subordinate security interest in the Collateral (other than the Current Asset Collateral) of the Surviving Entity and such Subsidiaries and in the assets of New Esmark of the same type as the Collateral (other than the Current Asset Collateral) (in each case subordinate only to the Liens on such assets in favor of the Term Loan Lenders and the holders of the Series A Notes), including (A) such documents, including Collateral Documents and intercreditor agreements, duly executed or authorized by New Esmark, Surviving Entity and such Subsidiaries (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) and (B) copies of Code search reports listing all effective financing statements that name New Esmark, Surviving Entity or its applicable Subsidiaries as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those permitted in Section 6.3 of the Loan Agreement, and New Esmark and each Subsidiary of the Surviving Entity (other than any Inactive Subsidiary) that is not currently a Guarantor shall enter into such Guarantee Agreements as requested by Administrative Agent to guarantee the Obligations under the Loan Agreement;

(v) Administrative Agent shall have received evidence satisfactory to it that the Surviving Entity (to the extent Holdings is not the Surviving Entity) shall expressly assume all the obligations of Holdings under the Loan Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form satisfactory to the Administrative Agent;

(vi) Administrative Agent shall have received fully-executed copies of the Standby Purchase Agreement and the other documents related to the Equity Purchase Rights and the Equity Rights Contribution, which shall not be amended from the forms of such documents delivered to Administrative Agent on the Fourth Amendment Effective Date, without the prior written consent of the Administrative Agent; and

(vii) within fifteen (15) days of the Fourth Amendment Effective Date, Administrative Agent shall have received a financial plan, including balance sheet, income statement, statement of cash flows and Borrowing Base/Borrowing Availability projections, stating underlying assumptions, for New Esmark for the three annual periods ending on the respective anniversary of the consummation date of the Esmark Merger, including monthly projections for calendar year 2008.

3. Representations and Warranties of Borrower.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.

(e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Amendment or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.

4. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:

(i) Each of the Credit Parties and the Requisite Lenders shall have delivered to Administrative Agent executed counterparts of this Amendment;

(ii) Delivery to Administrative Agent of a final form of the Standby Purchase Agreement and the other documents related to the Equity Purchase Rights and the Equity Rights Contribution and all documents related thereto, each in form and substance satisfactory to Administrative Agent;

(iii) Delivery to Administrative Agent of a final form off-take contract between Borrower and E2 Acquisition Corporation, a Delaware corporation, on terms and conditions satisfactory to Administrative Agent;

(iv) Delivery to Administrative Agent, for the benefit of each Lender that executes this Amendment on or prior to the Fourth Amendment Effective Date, a fee in an amount equal to 0.10% multiplied by each such Lender’s Revolving Loan Commitment; and

(v) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

7. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent

By:	/s/ Matthew N. McAlpine
Name:	Matthew N. McAlpine
Title:	Duly Authorized Signatory

Signature Page to Fourth Amendment

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

Signature Page to Fourth Amendment

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Mark J. Long
Name:	Mark J. Long
Title:	Vice President

Signature Page to Fourth Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Edmundo Kahn
Name:	Edmundo Kahn
Title:	Vice President

Signature Page to Fourth Amendment

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark J. Breier
Name:	Mark J. Breier
Title:	Director

Signature Page to Fourth Amendment

JPMORGAN CHASE BANK, NA, as a Lender

By:	/s/ Michael F. McCullough
Name:	Michael F. McCullough
Title:	Senior Vice President

Signature Page to Fourth Amendment

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Signature Page to Fourth Amendment

Acknowledgement of Fourth Amendment

Each of the undersigned (i) acknowledges receipt of a copy of the Fourth Amendment and Consent to Amended and Restated Revolving Loan Agreement dated as of October 31, 2007 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and the Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION, as a Credit Party

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION, as a Credit Party

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Vice President and Treasurer